Exhibit 99.1

OPENWAVE REPORTS THIRD QUARTER FINANCIAL RESULTS

REDWOOD CITY, CA – April 23, 2008 – Openwave Systems Inc. (Nasdaq: OPWV), one of the world’s leading software innovators enabling revenue-generating personalized services which converge the mobile and broadband experience, today announced that revenues for the third fiscal quarter ended March 31, 2008 were $58.0 million, compared with $63.2 million in the prior quarter ended December 31, 2007 and $62.7 million in the March quarter in the preceding year. Bookings for the quarter were $57.1 million.

“I am pleased that we were able to achieve an improved bottom line result despite lower than anticipated revenue,” said Charles Levine, Openwave chairman of the board. “The revenue was impacted by a number of key contracts for which purchase orders had not been received by the end of the quarter.”

“The board and management team are committed to executing Openwave’s corporate strategy. In Phase 2, that strategy focuses on streamlining its products and reducing operating expenses. As we drive expenses down and position the company for long-term profitability, our focus will evolve to broadening our customer base and growing our business profitably. We are fortunate to have attracted Bruce Coleman to the interim CEO position to assist us in accelerating the execution of Phase 2. Bruce is a seasoned executive with a unique set of skills that will be invaluable to Openwave in its turnaround.”

On a GAAP basis, net loss for the third fiscal quarter ended March 31, 2008 was $14.7 million, or $0.18 per share, compared with net income of $4.9 million, or $0.06 per share, in the prior quarter and a net loss of $32.5 million, or $0.35 per share, in the March quarter in the preceding year.

Net loss on a non-GAAP basis for the third fiscal quarter ended March 31, 2008 was $3.3 million, or $0.04 per share, compared with $4.8 million, or $0.06 per

(more)

Openwave Reports Third Quarter Financial Results	Page 2

share, in the prior quarter and $18.6 million, or $0.20 per share, during the March quarter of the prior year. A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The Company’s stated results include a non-GAAP measure, non-GAAP net loss. Non-GAAP net loss excludes certain items since they are related to unique non-recurring events, such as restructuring costs, amortization of acquisition-related costs and stock-based compensation, professional fees associated with unusual events, retention bonuses related to when the Company explored strategic alternatives, gains on sales of technology, discontinued operations, and impairments on investments. Non-GAAP net loss excludes these items since they are items that other companies exclude, in order to compare the Company with other companies, such as stock-based compensation, and other expenses which would not be helpful to evaluate the Company’s on-going business, such as restructuring costs and discontinued operations. Lastly, non-GAAP net loss excludes non-cash expenses that relate to non-routine events, such as the amortization of intangibles and acquisition-related costs.

Management believes this non-GAAP information may be useful to investors because the Company has historically provided this or similar information and understands that some investors find it helpful in analyzing the Company’s expenses and comparing them to the expenses of the Company’s competitors or others. Management uses this non-GAAP information, along with GAAP information, in evaluating the Company’s historical and projected operating results, primarily with a view to assessing ongoing expenses exclusive of specific, non-recurring transactions, as may be the case with our restructuring, professional fees associated with unusual events, impairments, and acquisition-related costs.

This non-GAAP information is not prepared in accordance with generally accepted accounting principles and may differ from the non-GAAP information

Openwave Reports Third Quarter Financial Results	Page 3

used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while some transactions causing the non-GAAP expenses are non-recurring, the Company in the future may effect new transactions, such as acquisitions or restructurings that will trigger similar expenses. For these reasons, our non-GAAP information may not be as useful to investors as the GAAP information also provided.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its financial results for its fiscal third quarter ended March 31, 2008. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at (800) 475-6890 or (913) 312-6696 (international). A replay of the conference call will be available for one week beginning at approximately 8:30 p.m. eastern time today by calling 888-203-1112. The replay can be accessed internationally by calling (719) 457-0820, access code: 6884829.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/ for at least 12 months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is one of the world’s leading innovators of software applications and infrastructure designed to enable revenue-generating, personalized services, including merchandising and advertising, which converge the mobile and broadband experience across all of a user’s devices.

As the communications industry intersects with the Internet, Openwave software enables service providers to converge services, increasing the value of their networks by accelerating time to market and reducing the cost and complexity associated with new service deployment. Openwave’s unique product portfolio provides a complete range of service management, messaging, location and client technologies. Openwave is a global company headquartered in Redwood City, California.

Openwave is a trademark of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

(more)

Openwave Reports Third Quarter Financial Results	Page 4

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933, including, but not limited to, material contained in quotations, increased demand for some of the Company’s products and expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

In particular, the following factors, among others, could cause actual results to differ materially from those projected: (a) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (b) the ability to improve sales productivity; (c) the ability to continue to sell our existing products and enhancements; (d) the ability to develop and commercialize new products; (e) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; (f) increased global competition and pricing pressure on our products; (g) the unknown effects of management changes; and (h) the loss of key personnel.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, its Quarterly Report on Form 10-Q for the periods ended September 30, 2007 and December 31, 2007 and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

For More Information: Investor Relations Mike Bishop The Blueshirt Group mike@blueshirtgroup.com Tel: 415-217-4968	Public Relations Vikki Herrera Openwave Systems Inc. Vikki.Herrera@openwave.com Tel: 650-480-6753

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	March 31, 2008	June 30, 2007
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$215,358	$240,644
Restricted cash	242	2,061
Accounts receivable, net	59,349	72,894
Prepaid and other current assets	23,671	30,482
Note receivable from sale of discontinued operation	6,425	—
Current assets of discontinued operation	—	19,039

Total current assets	305,045	365,120
Property and equipment, net	15,751	19,834
Long-term investments and restricted cash and investments	58,803	37,944
Deposits and other assets	7,756	4,575
Goodwill and intangible assets, net	81,471	86,162
Noncurrent assets of discontinued operation	—	34,652

Total assets	$468,826	$548,287

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,268	$10,288
Accrued liabilities	38,853	56,344
Accrued restructuring costs	18,343	26,118
Deferred revenue	45,146	46,342
Convertible subordinated notes, net	149,636	—
Current liabilities of discontinued operation	—	18,837

Total current liabilities	255,246	157,929
Accrued restructuring costs, less current portion	44,252	51,140
Deferred revenue, less current portion	12,463	11,917
Deferred rent obligations and long-term taxes payable	6,255	1,649
Deferred tax liabilities, net	—	1,349
Convertible subordinated notes, net	—	149,017
Noncurrent liabilities of discontinued operation	—	5,034

Total liabilities	318,216	378,035
Stockholders’ equity	150,610	170,252

Total liabilities and stockholders’ equity	$468,826	$548,287

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007	March 31, 2008	March 31, 2007
Revenues:
License	$18,394	$16,827	$14,946	$52,544	$69,305
Maintenance and support	18,768	20,887	22,917	61,299	68,563
Services	20,881	25,467	24,841	70,353	84,339

Total revenues	58,043	63,181	62,704	184,196	222,207

Cost of revenues:
License	988	1,010	872	2,840	3,414
Maintenance and support	7,061	7,702	9,142	23,066	25,003
Services	14,705	20,012	18,319	52,817	61,495
Amortization of intangible assets	1,895	2,035	2,002	5,984	5,487

Total cost of revenues	24,649	30,759	30,335	84,707	95,399

Gross profit	33,394	32,422	32,369	99,489	126,808

Operating Expenses:
Research and development	15,433	14,822	17,806	45,182	53,871
Sales and marketing	16,529	19,300	25,216	54,362	74,738
General and administrative	7,696	10,109	19,077	31,725	51,533
Stock option review and associated costs	—	—	540	—	6,782
Restructuring and other related costs	5,852	328	576	7,388	13,100
Acquisition-related costs and amortization	827	1,093	774	2,749	2,201
Gain on sale of technology	—	—	—	—	(1,287)

Total operating expenses	46,337	45,652	63,989	141,406	200,938

Operating loss from continuing operations	(12,943)	(13,230)	(31,620)	(41,917)	(74,130)
Interest and other (expense), net	(1,091)	2,479	4,020	4,292	14,863
Impairment of investment in private company	—	—	(1,185)	—	(1,185)

Pre-tax loss from continuing operations	(14,034)	(10,751)	(28,785)	(37,625)	(60,452)
Income taxes	714	544	1,347	2,212	4,737

Net loss from continuing operations	(14,748)	(11,295)	(30,132)	(39,837)	(65,189)
Net loss from discontinued operation, net of tax	—	(286)	(2,378)	(637)	(7,634)
Gain on sale of discontinued operation	—	16,455	—	16,455	—

Net income (loss)	$(14,748)	$4,874	$(32,510)	$(24,019)	$(72,823)

Basic and diluted net income (loss) per share from:
Continuing operations	$(0.18)	$(0.14)	$(0.33)	$(0.48)	$(0.70)
Discontinued operation	—	0.20	(0.02)	0.19	(0.08)

Net income (loss) per share	$(0.18)	$0.06	$(0.35)	$(0.29)	$(0.78)

Shares used in basic and diluted net income (loss) per share	82,557	82,397	92,114	82,341	92,880
Stock-based compensation by category:
Maintenance and support	$121	$415	$180	$736	$785
Services	279	510	199	1,089	1,023
Research and development	268	819	422	1,467	1,669
Sales and marketing	486	878	1,356	2,171	6,035
General and administrative	756	802	2,293	2,215	6,935
Restructuring and other related costs	—	—	—	—	1,687
Discontinued operation	—	139	232	284	486

	$1,910	$3,563	$4,682	$7,962	$18,620

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007	March 31, 2008	March 31, 2007
Reconciliation between GAAP and Non-GAAP net income (loss):
Net income (loss)	$(14,748)	$4,874	$(32,510)	$(24,019)	$(72,823)
Exclude:
Restructuring and other related costs	5,852	328	576	7,388	13,100
Acquisition-related costs and amortization(a)	2,722	3,128	2,776	8,733	7,688
Amortization of stock-based compensation	1,910	3,424	4,450	7,678	16,447
Professional fees associated with unusual events(b)	(710)	337	2,920	1,001	9,162
Retention bonuses related to strategic alternatives	—	—	409	3,398	409
Gain on sale of technology	—	—	—	—	(1,287)
Discontinued operation, net of tax	—	(16,169)	2,378	(15,818)	7,634
Impairment of investment in private company	—	—	1,185	—	1,185
Other-than-temporary impairments of investments	2,383	124	—	2,507	—
Tax impact of reconciling items(c)	(660)	(822)	(792)	(2,303)	(2,482)

Non-GAAP net loss	$(3,251)	$(4,776)	$(18,608)	$(11,435)	$(20,967)

GAAP net income (loss) per share - diluted	$(0.18)	$0.06	$(0.35)	$(0.29)	$(0.78)
Exclude:
Restructuring and other related costs	$0.07	$—	$0.01	$0.09	$0.14
Acquisition-related costs and amortization(a)	$0.03	$0.04	$0.03	$0.11	$0.08
Amortization of stock-based compensation	$0.03	$0.05	$0.05	$0.09	$0.18
Professional fees associated with unusual events(b)	$(0.01)	$—	$0.03	$0.01	$0.10
Retention bonuses related to strategic alternatives	$—	$—	$—	$0.04	$—
Gain on sale of technology	$—	$—	$—	$—	$(0.01)
Discontinued operation, net of tax	$—	$(0.20)	$0.03	$(0.19)	$0.08
Impairment of investment in private company	$—	$—	$0.01	$—	$0.01
Other-than-temporary impairments of investments	$0.03	$—	$—	$0.03	$—
Tax impact of reconciling items(c)	$(0.01)	$(0.01)	$(0.01)	$(0.03)	$(0.03)

Non-GAAP net loss per share—diluted	$(0.04)	$(0.06)	$(0.20)	$(0.14)	$(0.23)

Shares used in computing diluted earnings per share	82,557	82,397	92,114	82,341	92,880

(a)	Acquisition-related costs relates to payments due under the terms of the Widerweb and Solomio acquisitions. Amortization relates to acquired intangible assets.

(b)	Relates to legal fees regarding the stock option lawsuits, proxy contests and strategic alternatives, net of insurance reimbursement.

(c)	The tax impact relates to amortization of acquisition-related intangibles and tax benefits related to stock-based compensation.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Nine Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007	March 31, 2008	March 31, 2007
Operating activities:
Net income (loss)	$(14,748)	$4,874	$(32,510)	$(24,019)	$(72,823)
Gain on sale of discontinued operation	—	(16,455)	—	(16,455)	—
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	6,755	8,719	12,640	23,174	41,942
Non-cash restructuring charges	518	513	576	1,563	1,832
Provision for (recovery of) doubtful accounts	(508)	(646)	1,607	(1,927)	3,585
Other non-cash items, net	477	(633)	(1,499)	(954)	(4,277)
Other-than-temporary impairments of investments	2,383	124	—	2,507	—
Proceeds from sale of technology	—	—	—	—	(1,287)
Changes in operating assets and liabilities, net of effect of acquisitions	(6,386)	(14,185)	38,064	(23,533)	29,460

Net cash provided by (used for) operating activities	(11,509)	(17,689)	18,878	(39,644)	(1,568)

Investing activities:
Purchases of property and equipment, net	(1,095)	(1,418)	(3,461)	(4,430)	(11,268)
Proceeds from sale of non-operating assets	—	—	—	1,065	—
Proceeds from sale of technology and other	—	—	—	—	1,287
Acquisitions, net of cash acquired in continuing operations	—	—	(3,558)	—	(12,090)
Restricted cash related to acquisitions	—	—	—	—	(1,250)
Sale of discontinued operation, net of cash divested and costs	(3,381)	39,382	—	36,001	—
Payments and restricted cash related to prior acquisitions	(438)	(546)	—	(984)	—
Proceeds of investments, net	46,133	8,814	19,791	111,617	51,473
Reclass of cash equivalents to short term investments	—	(9,796)	—	(9,796)	—
Restricted cash and investments	—	420	346	225	1,528

Net cash provided by investing activities	41,219	36,856	13,118	133,698	29,680

Financing activities:
Payment on note payable	—	(113)	—	(113)	(305)
Net proceeds from issuance of common stock	—	30	187	88	333
Cash used to repurchase stock from employees	—	—	(6)	(505)	(944)
Stock buy back plan	—	—	(100,000)	—	(100,000)
Employee stock purchase plan	—	536	—	536	—

Cash provided by (used for) financing activities	—	453	(99,819)	6	(100,916)

Effect of exchange rates on cash and cash equivalents	—	—	(160)	—	(40)

Net increase (decrease) in cash and cash equivalents	29,710	19,620	(67,983)	94,060	(72,844)
Cash and cash equivalents at beginning of period	150,449	130,829	167,685	86,099	172,546

Cash and cash equivalents at end of period, including discontinued operation	$180,159	$150,449	$99,702	$180,159	$99,702

Cash and cash equivalents included in discontinued operation	—	—	(3,335)	—	(3,335)

Cash and cash equivalents at end of period	$180,159	$150,449	$96,367	$180,159	$96,367